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NORDSON CORPORATION

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NORDSON CORPORATION

Notice of 2001

Annual Meeting
and Proxy Statement

William P. Madar

Chairman of the Board

Edward P. Campbell

President and Chief
  Executive Officer

January 29, 2001

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at The Spitzer Conference Center, next to The Stocker Center, 1005 North Abbe Road, Elyria, Ohio, at 5:30 p.m. on March 8, 2001. We hope that you will be able to attend.

The Notice of Annual Meeting of Shareholders and the Proxy Statement, which are included in this booklet, describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and to sign and return it in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

We look forward to seeing you at the meeting.

Sincerely,

WILLIAM P. MADAR Chairman of the Board	EDWARD P. CAMPBELL President and Chief Executive Officer

NORDSON CORPORATION

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

The Annual Meeting of Shareholders of Nordson Corporation will be held at The Spitzer Conference Center, 1005 North Abbe Road, Elyria, Ohio, at 5:30 p.m. on March 8, 2001. The purposes of the meeting are:

1.	To elect three directors to the class whose term expires in 2004.

2.	To hear reports and to transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on January 10, 2001 are entitled to notice of and to vote at the meeting.

For the Board of Directors

WILLIAM D. GINN
Secretary

January 29, 2001

NORDSON CORPORATION

PROXY STATEMENT

The Board of Directors of Nordson Corporation requests your proxy for use at the Annual Meeting of Shareholders to be held on March 8, 2001, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you can vote your shares by ballot. If you do not attend, your shares can still be voted at the meeting if you sign and return the enclosed proxy card. Shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed on page 3. You may revoke your proxy before it is voted by giving notice to Nordson in writing or orally at the meeting.

This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about January 29, 2001. Nordson’s executive offices are located at 28601 Clemens Road, Westlake, Ohio 44145. Its telephone number is (440) 892-1580.

ELECTION OF DIRECTORS

Nordson’s Board of Directors is composed of eleven directors, divided into one class of three members and two classes of four members. The terms of these classes as of the 2001 Annual Meeting will expire in 2002, 2003, and 2004. Each of the directors serves for a term of three years and until a successor is elected. The Board met seven times during the last fiscal year.

Three nominees for election as directors with terms expiring in 2004, as well as present directors whose terms will continue after the meeting, appear below.

Nominees for Terms Expiring in 2004

William D. Ginn, age 77, has been a director of Nordson since 1959. Mr. Ginn has been Of Counsel to Thompson Hine & Flory LLP, a law firm, for more than five years. Prior to that time he was a Partner with Thompson Hine & Flory LLP. He is a director of The Davey Tree Expert Company, a tree and lawn care company. Thompson Hine & Flory LLP has in the past provided and continues to provide legal services to Nordson.

Stephen R. Hardis, age 65, has been a director of Nordson since 1984. He has served as Chairman and Chief Executive Officer of Eaton Corporation from January 1996 to August 2000 and was Vice Chairman and Chief Executive Officer from September 1995 to December 1995. Mr. Hardis was Vice Chairman and Chief Financial and Administrative Officer of Eaton Corporation from 1986 until September 1995. Eaton produces automation systems and equipment, capital and consumer goods components, aerospace and defense systems, and automotive components. Mr. Hardis is a director of Lexmark International, Inc., a manufacturer and seller of computer printer products, Marsh & McLennan Cos., a provider of insurance and reinsurance, consulting, and investment advisory and management services, American Greetings Corp., a creator, manufacturer and distributor of greeting cards and special occasion products, The Progressive Corporation, an insurance holding company, STERIS Corporation, a maker of technologies to control infection and contamination, and is Chairman of the Board of Axcelis Technologies, Inc., a producer of ion implantation equipment used in the fabrication of semiconductors.

William L. Robinson, age 59, has been a director of Nordson since 1995. He is currently a professor of law at the UDC School of Law (formerly the District of Columbia School of Law). In 2000, Mr. Robinson was a visiting professor of law at the University of Maryland

School of Law. In 1998 and 1999, he was a visiting professor of law at the CUNY School of Law at Queens College in Flushing, New York. Mr. Robinson served as Dean of the District of Columbia School of Law from 1988 to 1998.

Present Directors Whose Terms Expire in 2003

William P. Madar, age 61, has been a director of Nordson since 1985. He has served as Chairman of the Board of Nordson since October 1997 and was Vice Chairman and Chief Executive Officer from August 1996 to October 1997. He was President and Chief Executive Officer of Nordson from February 1986 to August 1996. Mr. Madar is a director of National City Bank, a national banking association, Brush Engineered Materials, Inc., a producer and supplier of beryllium and related products, specialty metal systems, and precious metal products, and The Lubrizol Corp., a manufacturer of specialty chemicals.

William W. Colville, age 66, has been a director of Nordson since 1988. He was Senior Vice President-Law, General Counsel, and Secretary of Owens-Corning Fiberglas Corp. from 1984 until December 1994 and currently serves as a legal consultant to Owens-Corning. Owens-Corning manufactures glass fiber products and related materials. Mr. Colville is a director of Owens-Corning.

Evan W. Nord, age 81, has been a director of Nordson or its predecessor since 1942. He was Vice President and Treasurer of Nordson for more than five years prior to his retirement in 1978. Evan Nord is Eric Nord’s brother.

Edward P. Campbell, age 51, has been a director of Nordson since 1996. He has served as President and Chief Executive Officer of Nordson since November 1, 1997 and was President and Chief Operating Officer of Nordson from August 1996 to October 1997. Mr. Campbell was Executive Vice President and Chief Oper-

ating Officer of Nordson from March 1994 to August 1996, and was a Vice President of Nordson from May 1988 to March 1994. He is a director of KeyCorp, a financial services company, and OMNOVA Solutions, Inc., a manufacturer of specialty chemicals, emulsion polymers and decorative and building products.

Present Directors Whose Terms Expire in 2002

Dr. Glenn R. Brown, age 70, has been a director of Nordson since 1986. He was Science Advisor to the Governor of the State of Ohio from July 1996 to September 2000. He is also a retired Senior Vice President and a former director of The Standard Oil Company. He is a director of Ferro Corporation, a producer of industrial specialty materials.

Dr. Anne O. Krueger, age 66, has been a director of Nordson since 1990. She has been a Professor of Economics at Stanford University for more than five years.

Eric T. Nord, age 83, has been a director of Nordson or its predecessor since 1941. He served as Chairman of the Board of Nordson from 1967 to October 1997. Eric Nord is Evan Nord’s brother.

Benedict P. Rosen, age 64, has been a director of Nordson since January 1999. He has served as Chairman and Chief Executive Officer of AVX Corporation since July 1997 and was President and Chief Executive Officer from April 1993 to July 1997. AVX is an international producer of electronic components. Mr. Rosen is a director of AVX Corporation and Aerovox Corporation, a supplier of film, paper and aluminum electrolytic capacitors. He is also Senior Managing and Representative Director of Kyocera Corporation, a producer of electronics, telecommunications, metal processing, automotive components, optics, medicine, and energy.

Committees of the Board of Directors; Attendance

The Audit Committee consists of five members, Messrs. Ginn, Madar, Evan Nord, Robinson and Dr. Brown. The Audit Committee has adopted a charter and it is attached to this Proxy Statement as Appendix A. The Company’s securities are quoted on the NASDAQ National Market System and are governed by its listing standards. All members of the Audit Committee meet the independence standards of the National Association of Securities Dealers. The Audit Committee reviews the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of Nordson’s accounting and financial controls. The Committee also recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. The Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee Report to the Board of Directors is attached to this Proxy Statement as Appendix B. The Audit Committee met four times during the last fiscal year.

The present members of the Compensation Committee are Messrs. Colville, Hardis, Eric Nord, Rosen, and Dr. Krueger. The Compensation Committee determines the salary and other compensation of Nordson’s executive officers other than the Chief Executive Officer, supervises the administration of Nordson’s 1993 Long-Term Performance Plan, as amended (the “Performance Plan”), 1995 Management Incentive Compensation Plan (the “Bonus Plan”), Excess Defined Benefit Pension Plan, Excess Defined Contribution Retirement Plan, Deferred Compensation Plan, Long-Term Incentive Plan, and other pension and retirement plans. A 162(m) Compensation Subcommittee, comprised of Messrs. Col-

ville, Rosen, Hardis, and Dr. Krueger, determines the salary and other compensation of Nordson’s Chief Executive Officer. During the last fiscal year the Compensation Committee met six times and the 162(m) Compensation Subcommittee met one time.

The present members of the Nominating Committee are Messrs. Campbell, Hardis, Madar, Eric Nord, and
Dr. Brown, with Mr. Campbell being a nonvoting member. The Nominating Committee screens and nominates candidates for election as directors and recommends committee members for appointment by the Board of Directors. A shareholder who wishes to suggest a director candidate for consideration by the Nominating Committee should send a resume of the candidate’s business experience and background to Mr. Campbell at Nordson. The Nominating Committee did not meet during the last fiscal year.

During the last fiscal year each director, except for Dr. Krueger, attended at least seventy-five percent of the meetings of the Board of Directors and of the committees on which he served. Dr. Krueger attended seventy percent of the meetings of the Board of Directors and of the committees on which she served.

Compensation of Directors

Nordson pays the Chairman of the Board of Directors a fee of $11,000 per quarter and $2,000 for each Board meeting attended. Nordson pays other directors who are not employees a fee of $5,500 per quarter, and $1,000 for each Board meeting attended. Each nonemployee director is also paid $1,000 for each committee meeting attended, with an additional $750 per quarter for committee chairmen.

Directors may defer all or part of their fees until retirement under the Performance Plan. The fees may be deferred as cash and credited with interest at a U.S. Treasury rate, or they may be translated into stock equivalents based on the market price of Nordson

Common Shares when the fees are earned and credited with additional stock equivalents when dividends are paid.

Each non-employee director was granted a director option on March 10, 1992 and March 13, 1997. Beginning in 1997, non-employee directors have been granted a director option annually.

Ownership of Nordson Common Shares

The following table shows the number and percent of Nordson Common Shares beneficially owned on January 10, 2001 by each of the directors, including nominees; each of the executive officers named in the Summary Compensation Table set forth on page 18; any persons known to Nordson to be the beneficial owner of more than 5% of Nordson Common Shares; and by all directors and executive officers as a group.

	Number of
Name	Shares (1)	Percent

Dr. Glenn R. Brown	37,312	.1
Edward P. Campbell (2)	520,703	1.6
William W. Colville	33,924	.1
William D. Ginn (3)(5)(6)	605,966	1.9
Stephen R. Hardis	66,696	.2
Dr. Anne O. Krueger	24,062	*
William P. Madar (9)	1,082,890	3.3
Eric T. Nord (4)(5)(7)	4,613,127	14.2
Evan W. Nord (7)(8)	4,389,941	13.5
William L. Robinson	14,854	*
Benedict P. Rosen	11,868	*
Peter S. Hellman (2)	18,000	*
Donald J. McLane (2)	259,321	.8
Robert A. Dunn, Jr. (2)	99,832	.3
Mark G. Gacka (2)	89,670	.3
Dr. David Ignat (10)	1,670,488	5.1
All directors and executive officers as a group (21 people) (11)	10,028,058	29.1

*	Less than 0.1%.

(1)	Except as otherwise stated in notes (2) through (11) below, beneficial ownership of the shares held by each of the directors, executive officers and nominees consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse of the director, executive officer or nominee. Beneficial ownership of the shares held by the non-employee directors includes the right to acquire shares on or before March 11, 2001 under the Director Option provisions of the Performance Plan and the Directors Deferred Compensation provisions of the Performance Plan in the following amounts: Dr. Brown, 32,412 shares; Mr. Colville, 28,724 shares; Mr. Ginn, 12,032 shares; Mr. Hardis, 42,696 shares; Dr. Krueger, 24,062 shares; Mr. Madar, 18,237 shares; Eric Nord, 33,723 shares; Evan Nord, 27,655 shares; Mr. Robinson, 14,854 shares; and Mr. Rosen, 9,868 shares. In addition, Mr. Madar has the right to acquire 570,000 shares on or before March 11, 2001 under stock option plans of the Company.

(2)	These include the right to acquire shares on or before March 11, 2001 in amounts as follows: Mr. Campbell, 441,500 shares; Mr. Hellman, 0 shares; Mr. McLane, 187,000 shares; Mr. Dunn, 79,440 shares; and Mr. Gacka, 61,920 shares.

(3)	These include 79,456 shares held by Mr. Ginn as trustee of various trusts for the grandchildren of Eric Nord.

(4)	These include 632,116 shares held by The Nord Family Foundation. As trustee of this foundation, Eric Nord has shared voting power and shared investment power with respect to these shares.

(5)	These include 360,000 shares held by the Eric and Jane Nord Foundation. As trustees of this foundation, Eric Nord and Mr. Ginn have shared voting power and shared investment power with respect to these shares.

(6)	These include 12,000 shares held by the Ginn Family Fund. As a trustee of this fund, Mr. Ginn has shared voting power and shared investment power with respect to these shares.

(7)	These include 2,005,560 shares held by Eric Nord and Evan Nord as testamentary trustees under the will of Walter G. Nord, the founder of Nordson. Eric Nord and Evan Nord have shared voting power and shared investment power with respect to these shares.

(8)	These include 1,000,000 shares held by the Cynthia W. Nord Charitable Remainder Unitrust and 1,000,000 shares held by the Evan W. Nord Charitable Remainder Unitrust. As trust advisor of those trusts, Evan Nord has voting power with respect to these shares.

(9)	These include 3,668 shares held by the William P. and Amanda C. Madar Foundation. As a trustee of this foundation, Mr. Madar has shared voting power and shared investment power with respect to these shares.

(10)	Dr. Ignat is the beneficial owner of more than 5% of Nordson’s Common Shares and resides at 39 Evergreen Circle, Princeton, New Jersey 08540. Dr. Ignat is the nephew of Eric and Evan Nord.

(11)	These include the shares held by The Nord Family Foundation. Beneficial ownership of the shares held by each of the directors and officers as a group consists of sole voting power with respect to 1,012,000 shares, sole voting and sole investment power with respect to 3,016,769 shares, shared voting power and shared investment power with respect to 4,092,800 shares, and the right to acquire 1,906,489 shares on or before March 11, 2001.

As of January 10, 2001, present and former directors, officers, and employees of Nordson and their families beneficially owned over 18.5 million Nordson Common Shares, representing more than 57% of the outstanding shares. Nordson is party to an agreement that, with some exceptions, gives Nordson a right of first refusal with respect to proposed sales of Nordson Common

Shares by Evan Nord and Eric Nord, individually or as testamentary trustees, Mr. Ginn, as trustee, and The Nord Family Foundation. Except as described in the above table, to the best of Nordson’s knowledge, no person beneficially owns more than 5% of the outstanding Nordson Common Shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of Nordson and persons who own more than ten percent of Nordson’s Common Shares to file reports of ownership and changes in ownership of Nordson Common Shares held by them with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

Based on its review of these reports, the Company believes that, during the fiscal year ended October 29, 2000, all reports were filed on a timely basis by reporting persons except for an inadvertent late filing by Mr. Madar with respect to a purchase of 4,000 shares.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The Compensation Committee (the “Committee”) of the Board of Directors, each member of which is a non-employee director, is responsible for approving executive management compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to executive officers. A 162(m) Compensation Subcommittee determines the salary and other compensation of Nordson’s Chief Executive Officer. The Committee also administers employee stock plans and certain other benefit plans.

The Committee and the Board believe that the executive management compensation program should support the goals and objectives of the Company. These goals and objectives should balance the importance of annual financial performance with the equally important creation and protection of long-term fundamentals which support long-term growth and profitability.

Nordson’s executive management compensation program:

—	establishes compensation performance objectives that are directly linked to corporate goals;

—	provides a high degree of leverage between compensation and corporate performance;

—	creates long-term incentives directly linked to shareholder returns; and

—	is designed to attract, retain and motivate key executives.

Total Cash Compensation

Nordson’s corporate goal is to double the value of the Company over a five-year period, with the primary value set by the market for Company shares. Two annual performance objectives to support the achievement of this goal have been established: 1) an annual return on average invested capital of 16%; and 2) earnings per share growth of 15% per year.

The Committee believes that consistent achievement of these two objectives will lead to doubling the value of the Company over a five-year period. The cash compensation program for executive officers, including the Chief Executive Officer (“Officers”), which consists of a fixed annual base salary plus an annual cash bonus, is designed to link directly to the achievement of these two annual performance objectives.

In establishing the Officer cash compensation levels, the Committee considers broad executive compensation survey analysis and advice of executive compensation consultants. In addition, the Committee uses a peer group of approximately fourteen companies having similar sales volume and/or market value. This peer group of companies represents companies that would compete for Nordson executive talent or be a source from which future executives might be recruited.

This comparison group of companies is not identical to the companies included in the indices used in the performance graph appearing on page 27. Nordson believes that these indices are a useful comparison for purposes of comparing Nordson’s share price performance to the performance of a broad group of comparable companies. However, the companies included in these indices are not necessarily companies with which Nordson competes for executive talent or that would be a source from which future executives may be recruited, and are therefore an inappropriate group of companies for purposes of establishing cash compensation levels.

The Officer cash compensation program is designed such that if Nordson’s financial performance is equal to the median financial performance of the peer group of companies, each Officer’s total cash compensation will be less than the median compensation for similar positions in the peer group. As Nordson performance increases above the median for the peer group, Officer total cash compensation will increase correspondingly such that the percentile ranking of each Officer’s total cash compensation will correlate with the percentile ranking of Nordson performance.

Base Salary

Officers’ base salaries are targeted at the 50th percentile salary for similar positions within the peer group of companies. The Committee reviews the competitiveness of Officers’ base salaries annually and if appropriate, salaries are changed based upon individual performance, competitive position and salary practices of the peer group companies.

Annual Cash Bonus

The bonus portion of cash compensation is paid pursuant to the Bonus Plan and is highly leveraged to achievement of the two corporate performance objectives.

In the Bonus Plan for 2000, 50% of the cash bonus eligibility was based on the return on average invested capital component of the plan, with a bonus to be paid if Nordson’s annual return was at least 8%, and attaining its maximum when the return reached 16%. The remaining 50% of the cash bonus eligibility was based on the earnings per share component, with a bonus to be paid if Nordson’s earnings per share growth was positive, and attaining its maximum when growth reached 20%.

Nordson achieved a return on average invested capital of slightly less than 18% after nonrecurring charges.

Earnings per share growth on a diluted basis after nonrecurring charges was 17.6%. Since performance exceeded the threshold payment level, Mr. Campbell and the other Officers were paid bonuses based upon the factors described above.

Deferred Compensation Plan

The Deferred Compensation Plan provides Officers and key employees of Nordson with an opportunity to defer receipt of fiscal year cash compensation (base salary and incentive compensation) and restricted stock granted under the Performance Plan. The Chief Executive Officer recommends participants in the Plan to the Compensation Committee for approval. Once approved, participants may then elect to defer all or part of their cash compensation (base salary and incentive compensation) for the relevant fiscal year or receipt of restricted stock granted under the Performance Plan for a period of years or until retirement. The Nordson Corporation Investment Contract Fund of the Nordson Employees Savings Trust is presently used to determine earnings on the deferred amounts. The Deferred Compensation Plan replaces the Officers Deferred Compensation Plan.

Long Term Incentives

Long-term incentives consist of stock options and cash awards granted under the Long-Term Incentive Plan (“L-TIP”) which was adopted as a component of the Performance Plan. The Committee believes that through the use of stock options and performance-based cash awards, Officer interests are directly tied with those of the Company’s shareholders.

Officers are issued stock option grants annually with an exercise price equal to the fair market value of the shares on the date of grant. These options are not fully exercisable until four years following the date of grant and expire in ten years, to reinforce a long-term perspective and to help retain key executives.

The intent is to provide stock option grants competitive with those offered to similar positions within the peer group of companies.

The Company intends to replace a portion of the stock options traditionally granted to Officers with cash awards. Under the L-TIP, participants will receive cash awards based solely on corporate performance targets over three-year performance periods. Cash awards vary if predetermined threshold, target and maximum performance levels are achieved at the end of a performance period. No payout will occur unless the Company achieves certain threshold performance objectives. The Committee chooses specific measures for each successive three-year performance period. For the 2001-2004 performance period, the Committee established performance measures applicable to all Officers based on economic value added and sales growth.

Deduction Limitation on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, precludes a publicly-held corporation from taking a deduction for certain compensation in excess of $1 million paid or accrued with respect to certain of the Officers. This provision became effective for the Company’s tax year beginning October 31, 1994.

On March 10, 1993, the shareholders approved the Performance Plan. On March 13, 1997 the shareholders approved an amendment to the Performance Plan to satisfy the Internal Revenue Service’s current requirements for “performance-based” compensation. The

Committee will continue to monitor its compensation policy, including compensation, if any, paid under the Performance Plan, for deductibility under these regulations.

Compensation Committee of the Board of Directors:

William W. Colville, Chairman
Stephen R. Hardis
Dr. Anne O. Krueger
Eric T. Nord
Benedict P. Rosen
January 29, 2001

Summary Compensation Table

The following table sets forth individual compensation information for the fiscal year ended October 29, 2000, for Edward P. Campbell and the four other most highly compensated Officers whose total annual salary and bonus for the fiscal year ended October 29, 2000 exceeded $100,000:

		Annual Compensation

				Other
Name				Annual
And Principal		Salary	Bonus	Compensation
Position	Year	($)	($)	($)

Edward P. Campbell	2000	560,000	650,000	0
President & Chief	1999	535,000	318,175	0
Executive Officer	1998	500,000	300,000	0
Peter S. Hellman(3)	2000	284,615	269,295	0
Executive Vice President
& Chief Financial &
Administrative Officer
Donald J. McLane	2000	280,000	280,000	0
Senior Vice President	1999	240,000	115,970	0
	1998	230,000	112,125	0
Robert A. Dunn, Jr.	2000	240,000	215,436	0
Vice President	1999	228,000	110,172	0
	1998	214,000	104,325	0
Mark G. Gacka(3)	2000	244,000	219,027	0
Vice President	1999	222,000	107,273	0
	1998	210,000	79,966	0

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

	Awards

Name	Restricted		All Other
And Principal	Stock Awards	Options/	Compensation
Position	($) (1)	SARs (#)	($) (2)

Edward P. Campbell	0	150,000	73,083
President & Chief	0	150,000	30,900
Executive Officer	0	100,000	20,305
Peter S. Hellman(3)	233,280	80,000	12,133
Executive Vice President
& Chief Financial &
Administrative Officer
Donald J. McLane	0	60,000	33,180
Senior Vice President	0	50,000	13,753
	0	24,000	11,118
Robert A. Dunn, Jr.	0	44,000	28,932
Vice President	0	50,000	11,670
	0	18,000	7,405
Mark G. Gacka(3)	0	44,000	28,010
Vice President	0	50,000	11,360
	25,375	4,800	7,415

(1)	Amounts reported represent the dollar value on the date of grant of 12,000 shares for Mr. Hellman and 1,000 shares for Mr. Gacka, adjusted to reflect the 2-for-1 stock split effective September 10, 2000.

(2)	Includes in each case, employer matching and allocations made to Nordson Corporation’s Employee Savings Trust Plan and Supplemental Plan, and Nordson’s Employee Stock Ownership Plan (ESOP) and Supplemental Plan, and, as with all ESOP participants, a cash payment in lieu of an ESOP grant for FY2000 as follows: Mr. Campbell, $25,165, $12,491 and $35,427; Mr. Hellman, $0, $0 and $12,133; Mr. McLane, $10,748, $6,419 and $16,013; Mr. Dunn, $10,025, $4,911 and $13,996; and Mr. Gacka, $9,161, $4,570, and $14,279, respectively.

(3)	Messrs. Hellman and Gacka were elected executive officers of the Company on February 14, 2000 and May 8, 1998, respectively.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding individual grants of stock options/SARs made during the fiscal year ended October 29, 2000 to each Officer named in the Summary Compensation Table:

	Individual Grants

	Number of	% of Total	Exercise
	Securities	Options/SARs	or		Grant Date
	Underlying	Granted to	Base		Present
	Options/SARs	Employees in	Price	Expiration	Value
Name	Granted (1) (2)	Fiscal Year	($/Share)	Date	($) (3)

Edward P. Campbell	150,000	18.6%	22.16	11/01/2009	1,092,000
Peter S. Hellman	80,000	9.9%	20.50	2/14/2010	538,400
Donald J. McLane	60,000	7.4%	22.16	11/01/2009	436,800
Robert A. Dunn, Jr.	44,000	5.5%	22.16	11/01/2009	320,320
Mark G. Gacka	44,000	5.5%	22.16	11/01/2009	320,320

(1)	Except with respect to Mr. Hellman’s options, all options become exercisable beginning one year after grant date at 25% per year on a cumulative basis. The exercise price was equal to the fair market value on the date of grant. The exercise price and tax withholding obligations related to the exercise may be paid by cash, delivery of already owned shares, or by offset of the underlying shares, or any combination thereof. Mr. Hellman’s options become fully vested and exercisable three years after grant date.

(2)	No stock appreciation rights (“SARs”) were granted to any employee other than stock appreciation rights (“Limited Rights”) that become exercisable only upon the occurrence of a change in control of Nordson.

(3)	These values were calculated using a Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in these calculations:

(a) Expected life of option: 7.0 years;

(b) Volatility factor: 24.0%;

(c) Assumed risk-free rate of interest: 5.81% for Mr. Hellman’s grant; 5.83% for all others.

(d) Assumed dividend yield: 1.50%;

(e) No reduction in the value calculated has been made for possible forfeitures.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth information regarding each exercise of stock options/SARs during the fiscal year ended October 29, 2000, by each Officer named in the Summary Compensation Table, and the value of unexercised stock options/SARs held by each executive officer named in the Summary Compensation Table:

			Number of
			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
	Number of		Options/SARs at		Options/SARs at
	Securities		FY-End (#)		FY-End(2) ($)
	Underlying	Value
	Options/SARs	Realized(1)	Exercisable/		Exercisable/
Name	Exercised	($)	Unexercisable		Unexercisable

Edward P. Campbell	40,000	742,300	344,500	E	948,850	E
			327,500	U	1,915,050	U
Peter S. Hellman	0	0	0	E	0	E
			80,000	U	660,000	U
Donald J. McLane	2,000	37,115	147,500	E	441,950	E
			115,500	U	687,030	U
Robert A. Dunn, Jr.	4,920	88,535	54,020	E	219,796	E
			96,380	U	577,136	U
Mark G. Gacka	0	0	38,480	E	148,532	E
			87,260	U	541,294	U

(1)	Represents the difference between the option exercise price and the last sales price of a common share on the NASDAQ National Market System on the date prior to exercise.

(2)	Based on the last sales price of the common shares of $28.75 on the NASDAQ National Market System on October 27, 2000. The ultimate realization of profit on the sale of the common shares underlying such options is dependent upon the market price of such shares on the date of sale.

Salaried Employees’ Pension Plan

Benefits under the U.S. Salaried Employees’ Pension Plan are based on average annual compensation (salaries, commissions, and incentive bonuses) for the highest five years during the last 10 years of employment prior to retirement. The following table shows the annual benefit payable under the Plan at age 65.

Final
Average	Years of Benefit Service
Annual
Compensation	10	15	20	25	30

$100,000	12,600	18,902	25,200	31,502	37,804
200,000	30,932	45,402	61,863	77,334	92,804
300,000	49,263	73,902	98,526	123,165	147,804
400,000	67,595	101,402	135,189	168,996	202,804
500,000	85,926	128,902	171,852	214,828	257,804
700,000	122,589	183,902	245,178	306,491	367,804
900,000	159,252	238,902	318,504	398,154	477,804
1,100,000	195,915	293,902	391,830	489,817	587,804
1,300,000	232,578	348,902	465,156	581,480	697,804
1,500,000	269,241	403,902	538,482	673,143	807,804
1,700,000	305,904	458,902	611,808	764,806	917,804

The amounts shown in the table represent the annual benefit (after reduction for Social Security payments) payable to an employee for life. Certain surviving spouse benefits are also available under the Plan, as well as early retirement benefits. The table has been prepared without regard to benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The years of benefit service credited under the Plan as of October 29, 2000 for the Officers named in the Summary Compensation Table who continue to participate in the Plan are as follows: Mr. Campbell – 12 years; Mr. Hellman – 0 years; Mr. McLane – 25 years; Mr. Dunn – 29 years; and Mr. Gacka – 21 years.

Excess Defined Benefit Pension Plan and

Excess Defined Contribution Retirement Plan

The Internal Revenue Code limits the benefits provided under the Salaried Employees’ Pension Plan, the amount that an employee can contribute to the Employees’ Savings Trust Plan, and the amount that Nordson can contribute on behalf of an employee under the Employees’ Savings Trust Plan and the Employee Stock Ownership Plan.

The Excess Defined Benefit Pension Plan provides for the payment, out of Nordson’s general funds, of the amount by which certain participants’ benefits under the Salaried Employees’ Pension Plan would exceed the limitations applicable to that Plan. The terms of payment under the Excess Defined Benefit Pension Plan are the same as those under the Salaried Employees’ Pension Plan.

The table on page 24, which does not reflect benefit limitations imposed by the Internal Revenue Code, shows the aggregate annual pension benefits payable under both the Salaried Employees’ Pension Plan and the Excess Defined Benefit Pension Plan.

The Excess Defined Contribution Retirement Plan provides for the payment, out of Nordson’s general funds, of the amount by which the participant’s contributions under the Employees’ Savings Trust Plan and Nordson’s contributions to the Employees’ Savings Trust Plan and the Employee Stock Ownership Plan would exceed the limitations applicable to those Plans. Salaried employees who are designated by the Compensation Committee and who participate in the Employees’ Savings Trust Plan or the Employee Stock Ownership Plan are eligible to participate in the Excess Defined Contribution Retirement Plan. Payments under the Excess Defined Contribution Retirement Plan may be made either in lump sum or in monthly installments over a two-year period. The Compensation Committee administers the Excess Defined Contribution Retirement Plan.

Benefits under the Excess Defined Contribution Retirement Plan resulting from the Internal Revenue Code limitations applicable to the Employees’ Savings Trust Plan will be paid in cash, and benefits resulting from the Internal Revenue Code limitations applicable to the Employee Stock Ownership Plan will be paid in Nordson Common Shares. The amount to be paid in Nordson Common Shares is based on the benefits that participating employees would have received under the Employee Stock Ownership Plan if the Internal Revenue Code limitations applicable to that plan had not been in effect.

The portions of Nordson’s contributions under the Excess Defined Contribution Retirement Plan allocated to the accounts of the Officers named in the compensation table, and to all current Officers as a group during the fiscal year ended October 29, 2000 are as follows: Mr. Campbell – $20,365 and 140 shares; Mr. Hellman – 0; Mr. McLane – $5,948 and 41 shares; Mr. Dunn – $5,225 and 36 shares; Mr. Gacka – $4,361 and 30 shares; and all current Officers as a group – $45,337 and 325 shares.

Performance Graph

The following is a graph which compares the five-year cumulative return from investing $100 on October 27, 1995 in each of Nordson Common Shares, the S&P MidCap 400 Index and the S&P MidCap 400 Manufacturing Specialized Index, with dividends assumed to be reinvested.

TOTAL SHAREHOLDER RETURNS

INDEXED RETURNS

			S&P MidCap 400 Mfg.
	Nordson	S&P MidCap 400	Specialized

1995	100.00	100.00	100.00
1996	96.47	117.35	119.17
1997	88.23	155.68	149.88
1998	81.16	166.13	115.12
1999	81.69	201.12	124.16
2000	107.96	264.77	186.88

Assumes $100 invested on October 27, 1995 in Nordson Common Shares, the S&P MidCap 400 Index, and the S&P MidCap 400 Manufacturing Specialized Index. Total return assumes reinvestment of dividends.

Agreements with Officers and Directors

Nordson has agreed to provide Mr. Campbell with supplemental pension benefits in order to restore some of the benefits he would have received if he had remained with his former employer. Mr. Campbell will be a participant in the Nordson Salaried Employees’ Pension Plan described on page 24, but his benefits under this plan will be modified to recognize his prior service with his former employer. His “average annual compensation” under this plan will be determined as the average of his compensation during his 36 consecutive highest paid months (instead of 60), and he will be eligible for the full pension benefit at age 60. He may retire prior to age 60 commencing at age 55, but his benefit will be reduced 5% per year for retirement before age 60. His benefit will also be reduced by the amount of any pension benefit payment he receives from the pension plan of his former employer. Mr. Campbell had 11 years of employment with his former employer.

On October 30, 1998 the Committee approved Employment Agreements with the Officers that would be effective upon a change of control of the Company. These agreements specify events constituting a change in control, as well as certain circumstances in which a change in control may be “undone.”

Upon occurrence of a change in control, the agreements will provide for a 24 month contract period during which the Officer is to hold substantially the same position with the same duties and responsibilities as immediately prior to the change in control. Each agreement will provide that total compensation is to continue during the contract period at a level not less than the level in effect immediately prior to the change in control (or on the date two years prior to the change in control, if higher) and for continued participation in benefit plans applicable to executive personnel.

In addition, if following a change in control the Officer’s employment is terminated by the Company without cause or by the executive for “good reason” (even if termination occurs after expiration of the 24 month contract period), then the Officer is to be provided supplemental retirement benefits which reflect an additional five years of age and service credit under the Company’s Salaried Employees Pension Plan and the Excess Defined Benefit Plan, if the Officer is eligible to participate in that Plan.

Further, if the Officer’s employment is terminated without cause or by the Officer for “good reason” during the 24 month contract period, the officer will receive severance compensation until the later of the expiration of the 24 month contract period or the date which is not less than twelve months (24 months for Mr. Campbell) after the termination of employment. Total compensation is to be continued in effect as well as coverage under certain of the Company’s benefit plans, including continued service credit under the Company’s Salaried Employees’ Pension Plan and the Excess Defined Benefit Plan, if applicable.

An Officer is to use reasonable efforts to seek other suitable employment, and the Company’s obligation to provide continued payments of total compensation and benefits is offset in some circumstances by compensation and benefits provided by a subsequent employer.

As a condition of receiving payments, the Officer must not disclose confidential information relating to the Company or its business and is subject to certain noncompetition restrictions.

The agreements also provide for a tax gross-up payment to any Officer, in the event payments under the agreements are deemed excess parachute payments under applicable tax regulations and require the payment of excise taxes, in such amounts as are necessary to put the Officer in the same position as if such tax were not imposed.

Compensation Committee Interlocks and Insider Participation

Eric Nord, who serves on the Compensation Committee, was formerly President and Chief Executive Officer of the Company.

INDEPENDENT AUDITORS

Ernst & Young LLP has been appointed as Nordson’s independent auditors for the fiscal year ending October 28, 2001. Ernst & Young LLP or a predecessor has served as Nordson’s independent auditors since 1935. A representative of Ernst & Young LLP is expected to be present at the meeting. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of Nordson’s financial statements and records for the fiscal year ended October 29, 2000.

GENERAL

Voting at the Meeting

Shareholders of record at the close of business on January 10, 2001 are entitled to vote at the meeting. On that date, a total of 32,568,154 Nordson Common Shares were outstanding. Each share is entitled to one vote.

Voting for directors will be cumulative if any shareholder gives notice in writing to the President, a Vice President,

or the Secretary of Nordson at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, Nordson’s shareholders will be entitled to cast, in the election of directors, a number of votes equal to the product of the number of directors to be elected multiplied by the number of shares that each shareholder is voting. Nordson’s shareholders may cast all of these votes for one nominee or distribute them among several nominees, as they see fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Under Ohio law, directors are elected if they receive the greatest number of votes of shareholders of the corporation present at a meeting at which a quorum is present, and proposals are adopted or approved by the vote of a specified percentage of the voting power of the corporation. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee.

If any of the nominees listed on page 3 becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board has no reason to believe that any nominee will be unable or will decline to serve as a director.

The Board of Directors knows of no other matters that will be presented at the meeting other than the election of directors. However, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

Shareholder Proposals

Any shareholder who wishes to submit a proposal to be considered for inclusion in next year’s Proxy Statement should send the proposal to Nordson for receipt on or before October 1, 2001. Additionally, a shareholder may submit a proposal for consideration at next year’s Annual Meeting of Shareholders, but not for inclusion in next year’s Proxy Statement, if that proposal is submitted on or between December 7, 2001 and January 6, 2002. For business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must comply with all of the requirements of Nordson’s Regulations, not just the timeliness requirements described above.

Nordson will bear the expense of preparing, printing, and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of Nordson may request proxies by telephone or in person. Nordson will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. Nordson will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

Nordson’s Annual Report to Shareholders, including financial statements for the fiscal year ended October 29, 2000, is being mailed to shareholders of record with this Proxy Statement.

For the Board of Directors

WILLIAM D. GINN
Secretary

January 29, 2001

APPENDIX A

NORDSON CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.  PURPOSE

Recognizing that the Company’s outside auditors have ultimate accountability to the Board of Directors of the Company, the Audit Committee (the “Committee”) shall assist the Board of Directors in fulfilling its oversight responsibility by monitoring the Company’s auditing, accounting and financial reporting processes, the quality and integrity of the financial reports of the Company and the independence and performance of the Company’s internal and independent auditors.

II.  COMPOSITION

The Committee shall be composed of a minimum of three directors who are independent of the management of the Company. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be designated by the Board at the annual organizational meeting of the Board and serve as Committee members for one (1) year. Unless a Chairperson is designated by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

III.  MEETINGS

The Committee shall meet at least three times during each fiscal year, or more frequently as circumstances dictate. At least once during the course of the year, the Committee will meet with Company management and the independent auditors in separate executive sessions to discuss the results of the independent auditors’ annual examination of the Company’s financial statements.

IV.  RESPONSIBILITIES OF THE COMMITTEE

•	Review and recommend to the Board of Directors the outside auditors to be selected to audit the financial statements of the Company.

•	Ensure receipt from the outside auditors of a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1 relating to outside auditor independence and review all non-audit fees paid to the outside auditing firm in conjunction with the Committee’s evaluation of the independence of the outside auditors.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the Company’s management, the Company’s internal auditors and the Company’s independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s Business Ethics Questionnaire.

•	Review the annual internal audit plan of the Company.

•	On an ongoing basis, review a summary of findings from completed internal audits and a progress report on the internal audit plan, with a summary report of any deviations from the plan.

•	Review Form 10K and the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of Form 10K and the financial statements to be presented to the shareholders. Any changes in accounting principles will be reviewed.

•	The Committee will make itself available to discuss with the Company’s independent auditors any issues related to quarterly financial statements that the independent auditors believe should be communicated to the Committee prior to the filing of quarterly reports with the SEC. The Chairperson of the Committee may represent the entire Committee for purposes of this responsibility and will communicate to the entire Committee any issues raised by the independent auditors with respect to quarterly financial statements.

•	Submit the minutes of all meetings of the Committee to, or discuss the matters considered at each Committee meeting with, the Board of Directors.

•	Investigate any matter brought to the Committee’s attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

The Committee’s function is one of oversight and review. While the Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Committee to assume the respective duties and responsibilities of the independent and internal auditors and management of the Company including but not limited to planning or conducting audits or determining that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Further, it is not expected nor required that the Committee will conduct investigations or resolve disagreements, if any, between management of the Company and the independent auditor.

APPENDIX B

AUDIT COMMITTEE REPORT

January 19, 2001

To:  The Board of Directors of Nordson Corporation:

Our Committee has reviewed and discussed the audited financial statements of the Company for the year ended October 29, 2000 (the “Audited Financial Statements”). In addition, we have discussed with Ernst & Young LLP (“E&Y”), the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61.

The Committee also has received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and E&Y such other matters and received such assurances from management, as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report for the year ended October 29, 2000 on Form 10-K.

Audit Committee

Dr. Glenn R. Brown, Chairman
William D. Ginn
William P. Madar
Evan W. Nord
William L. Robinson, Esq.

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND RETURN
YOUR PROXY.

[NORDSON LOGO]   c/o National City Bank                YOUR VOTE IS IMPORTANT
                 P.O. Box 92301
                 Cleveland, OH 44197-1200

        Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are

                represented at the meeting by promptly returning

                      your proxy in the enclosed envelope.

                                  DETACH CARD
--------------------------------------------------------------------------------

                                NORDSON CORPORATION

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 8, 2001

                  This Proxy is Solicited by the Board of Directors

  P       At the Annual Meeting of Shareholders of NORDSON CORPORATION to
          be held on March 8, 2001, and at any adjournment, WILLIAM P.
  R       MADAR, DR. GLENN R. BROWN, and DR. ANNE O. KRUEGER, and each of them, with full power of substitution and resubstitution, are
  O       hereby authorized to represent me and vote all my shares on the following matters:
  X
          1. Election of three Directors.
  Y
            [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY
                (except as marked to the              to vote for all nominees
                contrary below).                      listed below.

          Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

          William D. Ginn      Stephen R. Hardis      William L. Robinson

          2. Any other matter that may properly come before this meeting.

                             (Continued and to be signed on reverse side)

                                  DETACH CARD

--------------------------------------------------------------------------------

                         (Continued from other side)

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of
Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card. Unless otherwise specified above, this Proxy will be voted
FOR the election as Directors of the nominees noted on the reverse side.

                                            DATE: ______________________, 2001

                                            ----------------------------

                                            ----------------------------
                                            Signature(s) of shareholder(s)

                                            NOTE: Please sign exactly as name
                                            appears hereon. Joint owners
                                            should each sign. When signing as
                                            attorney, executor,
                                            administrator, trustee or
                                            guardian, please give full title
                                            as such.

                  PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE --
                  NO POSTAGE NECESSARY.

[NORDSON LOGO]  c/o National City Bank                      YOUR VOTE IS IMPORTANT
                P.O. Box 92301
                Cleveland, OH 44197-1200

            Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are

                represented at the meeting by promptly returning

             your voting instruction card in the enclosed envelope.

                                  DETACH CARD
--------------------------------------------------------------------------------

                             NORDSON CORPORATION

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 8, 2001

       To: Key Trust Company of Ohio, N.A., as Trustee for the Nordson
           Employees' Savings Trust Plan (the "Plan").

       Pursuant to Article XIII, Section 13.18 of the Plan, the
       undersigned, as a Participant of the Plan, hereby directs the
       Trustee to vote as designated below (in person or by proxy) the undersigned's entire proportionate interest in Nordson Corporation
       Common Shares held in the Plan on the record date at the Annual
       Meeting of Shareholders of NORDSON CORPORATION to be held on March
       8, 2001, and at any adjournment, on the following matters:

       1. Election of three Directors.

           [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY
               (except as marked to the               to vote for all nominees
               contrary below).                       listed below.

     Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

       William D. Ginn         Stephen R. Hardis         William L. Robinson

       2. Any other matter that may properly come before this meeting.

     CONFIDENTIAL VOTING INSTRUCTION CARD

                             (Continued and to be signed on reverse side)

                                  DETACH CARD

--------------------------------------------------------------------------------

                         (Continued from other side)

You are encouraged to specify your choices by marking the appropriate boxes.
Unless otherwise specified above, your share interest will be voted by the
Trustee in the same proportions as it votes shares for which it receives express instructions.

                                            DATE: _________________________, 2001

                                            -------------------------------

                                            -------------------------------
                                             Signature(s) of shareholder(s)

                                             NOTE: Please sign exactly as name
                                             appears hereon. Joint owners
                                             should each sign. When signing as
                                             attorney, executor,
                                             administrator, trustee or
                                             guardian, please give full title
                                             as such.

              PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE --
              NO POSTAGE NECESSARY.

[NORDSON LOGO]   c/o National City Bank                YOUR VOTE IS IMPORTANT
                 P.O. Box 92301
                 Cleveland, OH 44197-1200

          Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are

                represented at the meeting by promptly returning

             your voting instruction card in the enclosed envelope.

                                  DETACH CARD
--------------------------------------------------------------------------------

                             NORDSON CORPORATION

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 8, 2001

       To: Key Trust Company of Ohio, N.A., as Trustee for the Nordson
           Hourly-Rated Employees' Savings Trust Plan (the "Plan").

       Pursuant to Article XIII, Section 13.18 of the Plan, the
       undersigned, as a Participant of the Plan, hereby directs the
       Trustee to vote as designated below (in person or by proxy) the undersigned's entire proportionate interest in Nordson Corporation
       Common Shares held in the Plan on the record date at the Annual
       Meeting of Shareholders of NORDSON CORPORATION to be held on March
       8, 2001, and at any adjournment, on the following matters:

       1. Election of three Directors.

          [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY
              (except as marked to the              to vote for all nominees
              contrary below).                      listed below.

       Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

          William D. Ginn         Stephen R. Hardis         William L. Robinson

       2. Any other matter that may properly come before this meeting.

       CONFIDENTIAL VOTING INSTRUCTION CARD

                             (Continued and to be signed on reverse side)

                                  DETACH CARD
--------------------------------------------------------------------------------

                            (Continued from other side)

You are encouraged to specify your choices by marking the appropriate boxes.
Unless otherwise specified above, your share interest will be voted by the
Trustee in the same proportions as it votes shares for which it receives express instructions.

                                               DATE: _____________________, 2001

                                               ---------------------------

                                               ---------------------------
                                               Signature(s) of shareholder(s)

                                               NOTE: Please sign exactly as name
                                               appears hereon. Joint owners
                                               should each sign. When signing as
                                               attorney, executor, administrator,
                                               trustee or guardian, please give
                                               full title as such.

                      PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE --
                      NO POSTAGE NECESSARY.

[NORDSON LOGO]  c/o National City Bank                  YOUR VOTE IS IMPORTANT
                P.O. Box 92301
                Cleveland, OH 44197-1200

          Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are

                represented at the meeting by promptly returning

             your voting instruction card in the enclosed envelope.

                                  DETACH CARD
--------------------------------------------------------------------------------

                              NORDSON CORPORATION

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 8, 2001

       To: Key Trust Company of Ohio, N.A., as Trustee for the
           Slautterback Corporation 401(k) Profit Sharing Plan (the
           "Plan").

       Pursuant to Article XI, Section 11.18 of the Plan, the
       undersigned, as a Participant of the Plan, hereby directs the
       Trustee to vote as designated below (in person or by proxy) the undersigned's entire proportionate interest in Nordson Corporation
       Common Shares held in the Plan on the record date at the Annual
       Meeting of Shareholders of NORDSON CORPORATION to be held on March
       8, 2001, and at any adjournment, on the following matters:

       1. Election of three Directors.

          [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY
              (except as marked to the             to vote for all nominees
              contrary below).                     listed below.

       Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

       William D. Ginn     Stephen R. Hardis      William L. Robinson

       2. Any other matter that may properly come before this meeting.

       CONFIDENTIAL VOTING INSTRUCTION CARD

                             (Continued and to be signed on reverse side)

                                  DETACH CARD
--------------------------------------------------------------------------------
                         (Continued from other side)

You are encouraged to specify your choices by marking the appropriate boxes.
Unless otherwise specified above, your share interest will be voted by the
Trustee in the same proportions as it votes shares for which it receives express instructions.

                                           DATE: _____________________, 2001

                                           --------------------------

                                           --------------------------
                                           Signature(s) of shareholder(s)

                                           NOTE: Please sign exactly as name
                                           appears hereon. Joint owners
                                           should each sign. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give
                                           full title as such.

                    PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE --
                    NO POSTAGE NECESSARY.